REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of February 4, 1997, by and among EMERSON RADIO CORP., a Delaware corporation (the "Company" or "Emerson"), FIDENAS INTERNATIONAL LIMITED, L.L.C., a New Jersey limited liability company ("FIN"), the Creditors (as hereinafter defined), FIL (as hereinafter defined) TM CAPITAL CORP., a Delaware corporation (the "Advisor" or the "Settlement Agent").

                      W I T N E S S E T H:

RECITALS

      A. On June 11, 1996, Emerson, Thomas Hackett, Official Liquidator of Fidenas International Bank Limited ("FIBANK"), Barclays Bank PLC ("Barclays"), Wayne J. Aranha, Official Liquidator of Fidenas Investment Limited ("FIL"), Geoffrey P. Jurick ("Jurick"), FIN, Elision International, Inc. ("Elision"), GSE Multimedia Technologies, Inc. ("GSE") and certain other persons as to certain sections thereof entered into a Stipulation of Settlement and Order ("Stipulation") which represented a global settlement of matters and disputes in accordance with its terms.

       B. The Stipulation provides, among other things, that, in full satisfaction of all claims described or listed in the Stipulation, Jurick, FIN, Elision and GSE shall pay to FIBANK, Petra Stelling and Barclays (together, the "Creditors") the aggregate sum of $49.5 Million (the "Settlement Amount"), in accordance with Exhibit A to the Stipulation; and that, subject to the other provisions of the Stipulation, Jurick shall be paid the sum of $3.5 million, also in accordance with Exhibit A to the Stipulation, solely from the proceeds of the sale of the shares of Common Stock of Emerson hereinafter described (the "Jurick Payment" and, together with the Settlement Amount, the "Aggregate Amount")

      C. The Stipulation further contemplates that the primary source of funds for the payment of the Aggregate Amount will be the proceeds of the sale of shares of the common stock, $.01 par value per share, of the Company (the "Emerson Shares") originally registered in the names of FIN, GSE and Elision, certain of which were transferred to and registered in the name of FIN pursuant to the Stipulation.

      D. Pursuant to the Stipulation, the Creditors, Jurick and Emerson (collectively, the "Lead Parties") selected the Advisor to formulate the Marketing Plan for the Emerson Shares as contemplated by the Stipulation, and the Settlement Agent was appointed pursuant to the Stipulation.

      E. The Marketing Plan may provide in part for the sale of the Emerson Shares in circumstances which require the registration thereof under the Securities Act of 1933, as amended and applicable state blue sky laws.

     F. To implement and facilitate the Stipulation, Emerson has agreed to use its best efforts, from time to time, to register the Emerson Shares under the Securities Act and to cause the Registration Statements relating thereto to become and remain effective.

      NOW, THEREFORE, in order to implement the Stipulation and for the benefit of the Creditors and Jurick and in consideration of the mutual covenants hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

     SECTION 1.  DEFINITIONS.

     (a) DEFINED TERMS. Terms defined in the title to this Agreement or in the Recitals contained herein shall have the meanings ascribed to them in the title or Recitals as the case may be. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Stipulation. The following additional capitalized terms when used in this Agreement, including its Recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "AGREEMENT" means this Registration Rights Agreement as in effect on the Effective Date and as hereafter amended, supplemented, restated, or otherwise modified.

      "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

     "COMMON STOCK" means the common stock of Emerson.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder.

      "HOLDERS" shall mean FIN and its successors. Unless the context otherwise requires, no Creditor or FIL shall be deemed a Holder under this Agreement.

     "INDEMNIFIED PERSON" is defined in Section 4(a).

     "INDEMNIFYING PERSON" is defined in Section 4(a).

     "NASD" means the National Association of Securities Dealers, Inc.

      "PERSON" means an individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture or a governmental agency or political subdivision thereof.

      "REGISTRABLE SECURITIES" shall mean the Emerson Shares excluding the Emerson Shares that have been (i) disposed of under a Registration Statement, Shelf Registration Statement or any other effective registration statement, (ii) distributed to the public pursuant to Rule 144 under the Securities Act or (iii) otherwise sold or transferred to a Person to satisfy, or with the proceeds from the sale thereof used to satisfy, a portion of the Aggregate Amount.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations adopted by the SEC thereunder.

      "SEC" means the Securities and Exchange Commission.

      "Shelf Prospectus" shall mean the Prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and in each case including all material incorporated by reference therein.

      "SHELF REGISTRATION" shall mean a registration required to be effected pursuant to Section 2 hereof.

      "SHELF REGISTRATION STATEMENT" shall mean a registration statement of the Company that covers Registrable Securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all related Prospectuses, amendments (including post-effective amendments), and supplements to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

      (b) CROSS-REFERENCES. Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article, or Section of this Agreement, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article, or definition.

     SECTION 2.  SHELF REGISTRATION.

      (a) FILING OF SHELF REGISTRATION STATEMENTS. Promptly after the date hereof, the Company shall cause to be filed an amendment to a Shelf Registration Statement providing for the sale by the Holders in accordance with the terms hereof of the number of Registrable Securities as determined by the Advisor to be sold in accordance with a Marketing Plan or any amendment thereto. Following or in anticipation of the completion of the sale or disposition of the
Registrable Securities included in such Shelf Registration Statement or any other Shelf Registration Statement filed by the Company pursuant hereto, the Company shall promptly cause to be filed additional Shelf Registration Statements providing for the sale by the Holders in accordance with the terms hereof, the number of Registrable Securities, as determined by the Advisor in accordance with a Marketing Plan or any amendment. The Company will use its best efforts to cause each such Shelf Registration Statement to be declared effective by the SEC and to keep a Shelf Registration Statement with respect to the Registrable Securities continuously effective so long as (i) the Aggregate Amount and expenses to be reimbursed as set forth in the Stipulation have not been paid in full, (ii) such Registrable Securities have not been sold, and
(iii) any Holder holds Registrable Securities and has not received an opinion of counsel to the Company (which opinion and counsel shall be satisfactory to the Advisor and the Holder in their judgment reasonably exercised) to the effect that such Holder is permitted under Rule 144 or otherwise to dispose of all of its Registrable Securities within no more than three months without such registration. The Company further agrees to amend the Shelf Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf
Registration Statement or by the Securities Act or any rules and regulations thereunder. The Company, however, shall have no obligation to cause more than one such Shelf Registration Statement to be effective at any one time.

      (b) SHELF REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to the Shelf Registration Statements contemplated by this Section 2, the Company shall use its best efforts to effect each such registration to permit the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as expeditiously as possible:

          (i) at least five days prior to filing a Shelf Registration Statement or Shelf Prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such Shelf Registration Statement, the Advisor, the Settlement Agent, each Creditor and the underwriter(s), if any, copies of all such documents proposed to be filed, and the Company will consider any comments thereon by any of the foregoing and will not file any Shelf Registration Statement or amendment thereto or any Shelf Prospectus or any supplement thereto to which the Holders of the Registrable Securities covered by such Shelf Registration Statement, the Creditors, the Advisor, the Settlement Agent or the managing underwriter(s), if any, shall reasonably object;

           (ii) in accordance with (i) above, promptly thereafter prepare and file with the SEC, any such Shelf Registration Statement, which Shelf Registration Statement (a) shall be available for the sale of the
     Registrable Securities covered thereby in accordance with the intended method or methods of distribution by the selling Holders thereof and (b) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

           (iii) (a) prepare and file with the SEC such amendments to such Shelf Registration Statement as may reasonably be requested by any Holder of Registrable Securities, the Advisor, the Settlement Agent or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act or by the rules, regulations or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to keep such Shelf Registration Statement effective for the applicable period; (b) cause the Shelf Prospectus to be amended or supplemented as may reasonably be requested by the Settlement Agent, the Advisor, or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act or by the rules, regulations or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to keep such Shelf Registration Statement effective for the applicable period; (c) cause the Shelf Prospectus as so amended or supplemented to be filed pursuant to Rule 424 (or any successor rule) under the Securities Act; (d) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Shelf Registration Statement or any amendment thereto; and (e) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

           (iv) promptly notify the selling Holders of Registrable Securities, the Creditors, the Advisor and the Settlement Agent and the managing underwriter(s), if any, and if requested by any such Person, confirm such advice in writing:

                (a) of the filing of the Shelf Prospectus or any supplement to the Shelf Prospectus and of the effectiveness of the Shelf Registration Statement and/or any post-effective amendment,

                (b) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the Shelf Prospectus or for additional information,

                (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, and

                (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose.

           (v) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement or any qualification referred to in paragraph (iv)(d) at the earliest possible moment;

           (vi) if reasonably requested by the managing underwriter(s) or the Holders of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a supplement to the Shelf Prospectus or post-effective amendment to the Shelf Registration Statement such information as the managing underwriter(s) or the Holders of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best-efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement to the Shelf Prospectus or post-effective amendment to the Shelf Registration Statement reasonably promptly after being notified of the matters to be incorporated in such supplement to the Shelf Prospectus or post-effective amendment to the Shelf Registration Statement;

           (vii) promptly furnish to each selling Holder of Registrable Securities, the Advisor, the Settlement Agent, each Creditor and each managing underwriter, if any, at least one signed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

           (viii) promptly deliver to each Creditor one courtesy copy and to each Holder of Registrable Securities, the Advisor, the Settlement Agent, and the managing underwriter(s), if any, as many copies of the Shelf Registration Statement, each Shelf Prospectus and any amendment or supplement thereto (in each case including all exhibits), as such Persons may reasonably request, and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of its Registrable Securities; and, in connection therewith, the Company confirms that it consents to the use of the Shelf Prospectus and any amendment or supplement thereto by each such Holder of Registrable Securities and the underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by the Shelf Prospectus or amendment or supplement thereto;

           (ix) prior to the time the Shelf Registration Statement is declared effective by the SEC, register or qualify the Registrable Securities covered thereby or reasonably cooperate with the Settlement Agent, the Advisor, selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder, the Advisor, the Settlement Agent or managing underwriter(s), if any, reasonably request(s), keep each such registration or qualification effective during the period such Shelf Registration Statement is required to be kept effective, and do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement;

           (x) cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any legends restricting the transfer thereof; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders, Settlement Agent, or the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities;

            (xi) upon execution and delivery of such mutually acceptable confidentiality agreements as the Company may reasonably request, make available to any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or accountant retained by such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney or accountant in connection with the registration, at such time or times as the Person requesting such information shall reasonably determine;

          (xii) otherwise use its best efforts to comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the SEC and all applicable state blue sky and other securities laws, rules and regulations, and make generally available to its security holders, as soon as practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

          (xiii) cooperate and assist in any filings required to be made with the NASD; and

           (xiv) enter into such customary agreements (including, if such Shelf Registration Statement relates to an underwritten offering, an underwriting agreement) and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and, in such connection, if the registration is in connection with an underwritten offering, (a) make such representations and warranties to the underwriters in such form, substance, and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (b) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope, and substance shall be satisfactory to the underwriters in their judgment reasonably exercised) addressed to the underwriters covering the matters of the type customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (c) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (d) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 4 hereof with respect to all parties to be indemnified pursuant to said Article; and (e) deliver such documents and certificates as may reasonably be requested by the underwriters to evidence compliance with clause (a) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required hereunder.

      (c) COVENANTS OF HOLDERS AND CREDITORS. In connection with and as a condition to the Company's obligations with respect to Shelf Registration Statements required to be filed by the Company pursuant to this Agreement, each Holder, the Advisor, the Settlement Agent, each Creditor, FIL, and the underwriters, if any, covenant and agree that (i) upon receipt of any notice from the Company of the existence of any fact (the substance of which need not be disclosed to the Holder, the Advisor, the Settlement Agent, FIL, or any Creditor or underwriter) which, in the good faith opinion of the Company results in any Shelf Registration Statement or Shelf Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, neither such Holder nor any underwriter shall offer or sell any Registrable Securities pursuant to such Shelf Registration Statement until such Holder and underwriter receive copies of a supplemented or amended Shelf Prospectus and receive notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder and underwriter and all Creditors, FIL, the Advisor, and the Settlement Agent will deliver to the Company all copies in its possession, other than permanent file copies then in such person's possession, of the Shelf Prospectus as amended or supplemented at the time of receipt of such notice; (ii) such Holder, Creditor, FIL, Advisor, Settlement Agent, and any of their respective officers, directors or affiliates, if any, will comply with the provisions of Rule l0b-6 and l0b-7 under the Exchange Act as applicable to them in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement; and (iii) such Holder and each underwriter and all Creditors, FIL, the Advisor, and the Settlement Agent and any of their respective officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement. The Company covenants and agrees that it will supplement the Shelf Prospectus or file and cause its best efforts to have declared effective a post-effective amendment to the Shelf Registration Statement, as the case may be, within thirty days of providing the notice to cease sales contemplated by this Section 2(c).

      (d) MECHANICS OF SHELF REGISTRATION. Each registration effected pursuant to this Section 2 shall be effected by the filing of a Shelf Registration Statement on such Form as shall be determined by the Company and which is then eligible for use by the Company in connection with sale of the Emerson Shares by the Holders of the Registrable Securities, the Advisor, and the Settlement Agent in accordance with their intended method of disposition.

      (e) BLACKOUT PERIOD. The Company shall be entitled to (i) postpone for a reasonable period of time, but not in excess of 45 days, the filing of any Shelf Registration Statement otherwise required to be prepared and filed by the Company hereunder, or (ii) elect that any Shelf Registration Statement not be usable, for a reasonable period of time, but not in excess of 45 days (a "Blackout Period"), if the Company (x) determines in good faith that the registration and distribution of Registrable Securities (or the use of any such Shelf Registration Statement or related Shelf Prospectus) would interfere with any pending material financing, acquisition or corporate reorganization or similar transaction involving, or the resolution of any other material business or commercial issue by, the Company or any of its subsidiaries, to the extent permitted under the Stipulation, because it would require premature disclosure thereof and (y) promptly gives the Holders of Registrable Securities, the Advisor and each Creditor written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay; PROVIDED, HOWEVER, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months shall not exceed 90 days.

      (f) HOLDBACK AGREEMENT. If (i) the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act to the extent permitted under the Stipulation) with respect to its Common Stock and (ii) with reasonable prior notice, the managing underwriter or underwriters advises the Company in writing (in which case the Company shall notify the Holders), the Advisor, the Settlement Agent and each Creditor that a public sale or distribution of Registrable Securities would adversely impact such offering, then each Holder of Registrable Securities and any underwriter, if any, shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities during the 10-day period prior to, and during the 135-day period beginning on, the effective date of such registration statement.

      (g) REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with its obligations under this Agreement (excluding underwriting discounts, selling commissions and brokerage fees which shall be paid out of the proceeds of the sale of Registrable Securities) will be paid by the Company, subject to reimbursement, in the manner and on the terms provided in Section 3(g) of the Stipulation.

     SECTION 3.  CONDITIONS TO REGISTRATION.

      Each Holder's right to have Registrable Securities included in any Shelf Registration Statement filed by the Company in accordance with the provisions of
Section 2 shall be subject to the following conditions:

     (a) The Advisor, the Settlement Agent, each Creditor, FIL, and the Holders on whose behalf such Registrable Securities are to be included shall be required to furnish the Company in a timely manner with all information required by the applicable rules and regulations of the SEC concerning the proposed method of sale or other disposition of such securities, the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith, and such other information as may be reasonably required by the Company properly to prepare and file such Registration Statement or Shelf Registration Statement in accordance with applicable provisions of the Securities Act;

      (b)   If  any  such  Holder  intends to sell  and  distribute  Registrable
Securities over a period of time, or from time to time, at then prevailing market prices, then any such Holder, each Creditor, FIL, the Advisor, and the Settlement Agent shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act;

      (c) In the case of any underwritten offering on behalf of the Company, such Holders, the Advisor and the Settlement Agent will enter into such agreements (including lock-up agreements not inconsistent with the terms of this Agreement) as the managing underwriters shall reasonably request not to exceed the period set forth in Section 2(f) and as are customary in similar circumstances.

     SECTION 4.     INDEMNIFICATION.

      (a) INDEMNIFICATION BY THE COMPANY. In the event of the registration of any Registrable Securities under the Securities Act pursuant to the provisions hereof and the receipt by the Company prior to the effective date of a Shelf Registration Statement of an opinion of counsel to the effect that, in connection with such distribution, the Advisor and/or Settlement Agent may be an "underwriter" for purposes of the Securities Act, the Company will indemnify and hold harmless the Advisor, the Settlement Agent, and the Holders, their respective partners, directors, officers, employees and agents, and each other Person, if any, who controls the Advisor or Settlement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being hereinafter sometimes referred to as an "Indemnified Person", provided that for purposes of clauses (b), (c) and (d) of this Section 4 "Indemnified Person" shall include the Company, its partners, directors, officers, employees and agents, and each other Person, if any who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Shelf Registration Statement or Shelf Prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the Shelf Registration Statement or Shelf Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Holder of Registrable Securities, any Creditor, FIL, the Advisor, the Settlement Agent, or such Indemnified Person for use in preparation thereof or (ii) arises out of the use of any Shelf Prospectus by the Holder of Registrable Securities, any underwriter or an Indemnified Party after the Company has provided such Indemnified Party with the notice and referred to in
Section 2(c) if such Shelf Prospectus is the subject of such notice. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such Registrable Securities by any Holder of Registrable Securities.

      (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES AND OTHERS. In the event of the registration of any Registrable Securities under the Securities Act pursuant to the provisions hereof, each Holder on whose behalf such Registrable Securities shall have been registered and each Creditor, FIL, the Advisor, and/or the Settlement Agent (together with the Company (in the case of paragraph 4(a) only), each an "Indemnifying Person") will indemnify and hold harmless each and every Indemnified Person against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise directly out of or are based solely upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Shelf Registration Statement or Shelf Prospectus or any
amendment or supplement thereto or any document incorporated by reference therein, or arise directly out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with written information furnished to the Company by such Indemnifying Person specifically stating that it is for use in the preparation thereof. Each Indemnifying Person will reimburse each such Indemnified Person for any legal and other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each such person hereunder shall be limited to the proceeds received by such person from the sale of Registrable Securities covered by such Shelf Registration Statement.

      (c) PROCEDURE. Promptly after receipt by an Indemnified Person of notice of the commencement of any action (including any governmental investigation or inquiry), such Indemnified Person will, if such Indemnified Person intends to make a claim in respect thereof against an Indemnifying Person pursuant to paragraph 4(a) or (b) hereof, give written notice to such Indemnifying Person of the commencement thereof, but the omission so to notify the Indemnifying Person shall not relieve the Indemnifying Person from any of its obligations pursuant to the provisions of this Section 4 except to the extent that the Indemnifying Person is actually prejudiced by such failure to give notice. In case any such action is brought against any Indemnified Person and it notifies an Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate in, and to the extent that it may wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person. After notice from the Indemnifying Person to such Indemnified Person that the Indemnifying Person shall assume the defense, the Indemnifying Person shall not, except as hereinafter provided, be responsible for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. No Indemnifying Person will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect of such claim or litigation.

      Such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Person unless
(a) the Indemnifying Person has agreed to pay such fees and expenses or (b) the Indemnifying Person shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Person in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Indemnifying Person and such Indemnified Person shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests between them (in which case, if such Indemnified Person notifies the Indemnifying Person in writing that it elects to employ separate counsel at the expense of the Indemnifying Person, the Indemnifying Person shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnifying Person). The Indemnifying Person shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not unreasonably be withheld, delayed or conditioned, but if settled with its written consent or if there is a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Persons from and against any loss or liability by reason of such settlement or judgment.

     (d) CONTRIBUTION. If the indemnification provided for in this Section 4 is unavailable to a party that would have been an Indemnified Person under this
Section 4 in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each party that would have been an Indemnifying Person thereunder shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Indemnifying Person or the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 4(c), any legal or other fees or expenses reasonably incurred by such party in connection with the investigation or defense of any action or claim. The Company and each Holder of Registrable Securities, each Creditor, FIL, the Advisor, and the Settlement Agent agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4. Notwithstanding the provisions of this Section 4(d), no Holder of Registrable Securities, no Creditor, FIL, the Advisor, or the
Settlement Agent shall be required to contribute any amount in excess of the amount by which the total proceeds from the sale of Registrable Securities received by it exceeds the amount of any damages which such person otherwise has been required to pay by reason of such untrue statement or omission or alleged omission.

      No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     SECTION 5.  NOTICES.

      All notices, consents, approvals, agreements and other communications provided hereunder shall be in writing and shall be delivered by hand or overnight courier service or mailed certified or registered mail, or sent by telex, facsimile or other telegraphic communication equipment of the sending party, as follows:

      If to a Party to the Stipulation: As provided in Section 15 of the Stipulation

     If to the Advisor or the Settlement Agent:
     TM Capital Corp.
     One Battery Park Plaza
     35th Floor
     New York, New York  10004
     Attn:  W. Gregory Robertson, President

     Telecopier:  (212) 809-1450

     with a copy to:

     Pepper, Hamilton & Scheetz
     3000 Two Logan Square
     Eighteenth and Arch Streets
     Philadelphia, Pennsylvania  19103-2799

     Telecopier:  (215) 981-4750


      or at any such other address as any party may designate to any other party by written notice.

      All notices and other communications given to any party hereto shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, facsimile transmission or other telegraphic communication equipment of the sender, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.

     SECTION 6.  ENTIRE AGREEMENT.

      The parties hereto agree that this Agreement and the Stipulation and the documents executed thereunder (to the extent expressly referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

     SECTION 7.  WAIVERS AND FURTHER AGREEMENTS.

      Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

     SECTION 8.  AMENDMENTS.

       This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party hereto or parties against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

     SECTION 9.  ASSIGNMENT; SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, including, without limitation, any Holders, of the Registrable Securities; provided, however, that any purchasers of Registrable Securities under a Shelf Registration Statement shall not be bound or effected by the terms and conditions of this Agreement.

     SECTION 10.  SEVERABILITY.

      If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because any provision conflicts with any constitution, statute, rule or public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, rule or public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     SECTION 11.  COUNTERPARTS.

      This Agreement may be executed in two or more counterparts (each of which need not be executed by each of the parties), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one such counterpart.

     SECTION 12.  SECTION HEADINGS.

      The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 13.  GENDER; USAGE.

      Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     SECTION 14.  GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 15.  TERMINATION.

      The rights of any Holder under Section 2 of this Agreement shall terminate as to any Registrable Securities when (i) the Aggregate Amount and expenses to be reimbursed as set forth in the Stipulation have been paid in full, (ii) such Registrable Securities have been effectively registered under the Securities Act and sold pursuant to a Shelf Registration Statement covering such Registrable Securities or (iii) each Holder of Registrable Securities receives an opinion of counsel to the Company (which opinion and counsel shall be satisfactory to the Advisor and the Holder in their judgment reasonably exercised) to the effect that such Holder is permitted under Rule 144 or otherwise to dispose of all of its Registrable Securities within three months without registration of the Registrable Securities under the Securities Act. The indemnification and contribution provisions of Sections 4 shall survive any termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        EMERSON RADIO CORP.


                                        By: /s/ Eugene I. Davis
                                                Authorized Officer


                                         FIDENAS INTERNATIONAL LIMITED, L.L.C.


                                         By: /s/ Geoffrey Jurick
                                                 Authorized Officer


                                         TM CAPITAL CORP.


                                          By: /s/ W. Gregory Robertson
                                                  Authorized Officer


                                          FIDENAS INTERNATIONAL BANK LIMITED


                                          By: /s/ Thomas Hackett
                                          Thomas Hackett, Official Liquidator


                                             /s/ Thomas P. Ogden
                                           Petra Stelling, by Thomas P. Ogden,
                                           Attorney-In-Fact


                                           BARCLAYS BANK PLC


                                           By: /s/ Ron Spitzer
                                                   Authorized Officer